UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 2, 2008

HYBRID DYNAMICS CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50370

State of Nevada	33-1041835
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

892 North 340 East, American Fork UT  84003
(Address of principal executive offices, including zip code)

(801) 756-5831
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.   Other Events

Hybrid Dynamics Corporation (“we,” “our,” “us” or the “Company”) has entered into a letter of intent with Delaware American Motors, LLC (“DAM”) and Mark Klein dated April 2, 2008 (the “LOI”). DAM is a manufacturer of custom-made, high-end luxury motorcycles.  Mr. Klein is the principal owner of DAM (the “DAM Principal”).

The LOI contemplates the acquisition by us of a 100% interest in DAM in consideration for the issuance of an aggregate of 3,390,000 shares of our common stock having an estimated value of $1,356,000 based on the trading price as of the date of execution of the LOI.  Our acquisition will be a stock-for-stock exchange of 100% ownership of a corporation to be formed by the DAM Principal, into which he will contribute 100% of the membership interests of DAM.  At the completion of the exchange, it is anticipated that we will issue 3,390,000 shares of our common stock representing approximately 38% of our then outstanding voting common stock for DAM, resulting in no change of control of the Company.

The closing of the acquisition will occur within five (5) business days of the execution of definitive written stock exchange agreements, and not later than April 30, 2008. At closing, DAM will have delivered to us financial statements of DAM in the form required to be filed by us with the United States Securities and Exchange Commission (the “SEC”) in accordance with our reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”).

The LOI provides that the proposed acquisition is expressly subject to:

  a satisfactory due diligence review by us, DAM and the DAM Principal;

  the negotiation, execution and delivery of a definitive stock exchange agreement between the parties to the LOI that would include the terms and conditions set forth in therein; and

  the approval of the respective boards of directors of each of the Company and DAM.

Each party has agreed to use their best efforts to negotiate the definitive agreement which will set forth the terms and conditions of the share exchange by no later than April 30, 2008. Until such time as a definitive agreement is signed, none of the parties to the LOI will be legally bound to complete the acquisition transaction.

There is no assurance that we will be able to conclude and enter into a definitive share exchange agreement for the acquisition DAM. Further, even if we do enter into a definitive agreement, contingencies, conditions and other events outside of our control may result in the acquisition not closing within the time contemplated or not closing at all.  Moreover, if we terminate the LOI prior to closing for any unpermitted reason, we will incur a $15,000 break-up fee obligation to DAM and the DAM Principal.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the letter of intent nor the transaction contemplated thereby, and is qualified in its entirety by reference to the letter of intent, a copy of which is attached to this current report as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits

(a)     Financial Statements of Business Acquired

Not applicable.

(b)     Pro Forma Financial Information

Not Applicable

(c)     Shell Company Transaction

Not Applicable

(d)     Exhibits

Exhibit No.	Exhibit

99.1	Letter of Intent between the Company and Delaware American Motors LLC and the DAM Principal dated April 2, 2008

99.2	Press Release dated April 2, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYBRID DYNAMICS CORPORATION

Date: April 3, 2008

By:

/s/ PAUL RESSLER
Paul Ressler, President